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                                                                    Exhibit 4.36

                                                               DR. MARTIN BARKIN
                                                               President and CEO
                                                  TELEPHONE: (905) 677-0898 #236
                                                       FACSIMILE: (905) 677-5494
                                                        CELLULAR: (416) 726-8822
                                                              mbarkin@draxis.com

PERSONAL & CONFIDENTIAL
-----------------------
DELIVERED BY HAND
-----------------

July 23, 2001

Dr. Richard J. Flanagan
2648 Charlebois
St. Lazare, P.Q.
J0P 1V0


Dear Dr. Flanagan:

     RE: EMPLOYMENT AGREEMENT WITH DRAXIMAGE INC.
     --------------------------------------------

This letter will confirm the terms and conditions of extending the term of your employment with DRAXIMAGE.

Unless otherwise noted, capitalized terms used herein shall be as defined in your original employment agreement dated October 1, 1997 (the "Original Agreement"), a copy of which is attached hereto as Exhibit 1.

The terms the Original Agreement shall remain in full force and effect but shall be amended as follows:

     1. You shall be promoted to President of DRAXIMAGE effective September 1, 2001;

     2. Your current base salary shall increase effective September 1, 2001 to $180,000 per annum, payable semi-monthly, in arrears;

     3. Your current maximum incentive bonus shall increase commencing January 1, 2002 to forty percent (40%) of your base salary based on achievement of DRAXIS Health corporate objectives (20%) DRAXIMAGE corporate objectives (40%) and personal objectives (40%);

     4. The last sentence in Section 6 of the Original Agreement shall be amended as follows:

               "YOU WILL NOT BE ELIGIBLE TO RECEIVE THE BONUS, OR A PORTION THEREOF, IF YOU RESIGN OR ARE TERMINATED FOR SERIOUS REASON."
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Richard Flanagan                                         PERSONAL & CONFIDENTIAL
July 23, 2001                          2


     5. Section 9 of the Original Agreement shall be revised to read as follows:

               "9.  LONG-TERM INCENTIVE PLAN

                    YOU WILL BE ELIGIBLE TO PARTICIPATE IN THE DRAXIMAGE LONG-TERM INCENTIVE PLAN, IN ACCORDANCE WITH ITS TERMS AND CONDITIONS AS OUTLINED IN APPENDIX "A" TO THIS AGREEMENT."

     6. Section 16(b) of the Original Agreement shall have added to it the following additional item:

               "(8) PAY TO YOU YOUR ENTITLEMENT UNDER THE DRAXIMAGE LONG-TERM
                    INCENTIVE PLAN IN ACCORDANCE WITH APPENDIX "A" TO THIS AGREEMENT."

     7. Section 16(d) of the Original Agreement shall have included as its second paragraph the following:

               "YOU MAY ALSO BE ELIGIBLE TO RECEIVE A PORTION OF THE ANNUAL CONTINGENT VARIABLE INCENTIVE PAY (BONUS) IN ACCORDANCE WITH THE ELIGIBILITY RULES OUTLINED IN SECTION 6 OF THIS AGREEMENT AND AS MAY BE MODIFIED FROM TIME TO TIME AND THE DRAXIMAGE LONG-TERM INCENTIVE PLAN IN ACCORDANCE WITH APPENDIX "A" TO THIS AGREEMENT."

     8.   The third sentence in Section 16(e) shall be amended as follows:

               "IN ADDITION, YOU MAY BE ELIGIBLE TO RECEIVE A PORTION OF THE ANNUAL CONTINGENT VARIABLE INCENTIVE PAY (BONUS) IN ACCORDANCE WITH THE ELIGIBILITY RULES OUTLINED IN SECTION 6 OF THIS AGREEMENT AND AS MAY BE MODIFIED FROM TIME TO TIME AND THE DRAXIMAGE LONG-TERM INCENTIVE PLAN IN ACCORDANCE WITH APPENDIX "A" TO THIS AGREEMENT; PROVIDED, HOWEVER, EXCEPT AS OUTLINED IN
               SECTION 16(g) BELOW, NO OTHER PAYMENT OR ANY COMPENSATION EITHER BY WAY OF ANTICIPATED EARNINGS OR DAMAGES OF ANY KIND SHALL BE PAID."

     9. Section 16(f) shall have added to it the following additional sentence:

               "YOU MAY BE ELIGIBLE TO RECEIVE A PORTION OF THE ANNUAL CONTINGENT VARIABLE INCENTIVE PAY (BONUS) IN ACCORDANCE WITH THE ELIGIBILITY RULES OUTLINED IN SECTION 6 OF THIS AGREEMENT AND THE DRAXIMAGE LONG-TERM INCENTIVE PLAN IN ACCORDANCE WITH APPENDIX "A" TO THIS AGREEMENT."

     10. All references in the Original Agreement to "Stock Purchase and Bonus Plan" shall be replaced with the "STOCK PURCHASE AND BONUS PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN".

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Richard Flanagan                                         PERSONAL & CONFIDENTIAL
July 23, 2001                          3


     11. Section 5 of the Original Agreement shall also include reference to the "EMPLOYEE PARTICIPATION PLAN" and the "DEFERRED SHARE UNIT PLAN".

     12. Section 23 of the Original Agreement shall also include reference to the "EMPLOYEE PARTICIPATION PLAN" and the "DEFERRED SHARE UNIT PLAN".

     13.  Section 16(g) should be amended to read as follows:

               "(g) NO FURTHER NOTICE OR COMPENSATION

                    FOR FURTHER CLARITY, IN THE EVENT OF TERMINATION OF THIS AGREEMENT AND YOUR EMPLOYMENT HEREUNDER FOR ANY REASON, THE TERMS PROVIDED IN THE EVENT OF TERMINATION UNDER THE STOCK OPTION PLAN, THE STOCK PURCHASE AND BONUS PLAN, THE EMPLOYEE STOCK OWNERSHIP PLAN, THE EMPLOYEE PARTICIPATION PLAN AND THE DEFERRED SHARE UNIT PLAN SHALL APPLY, EFFECTIVE THE DATE UPON WHICH NOTICE OF YOUR TERMINATION HAS BEEN GIVEN."

     14. Section 19 of the Original Agreement shall have added to it the following additional sentence:

               "FOR GREATER CERTAINTY, PAYMENT OBLIGATIONS OWED TO YOU IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DRAXIMAGE LONG-TERM INCENTIVE PLAN SHALL SURVIVE TERMINATION OF YOUR EMPLOYMENT AND/OR DEATH."


In addition to the above amendments to the Original Agreement, you expressly acknowledge the following:

     (a) you have received payment of the Transaction Bonus and the Retention Bonus pursuant to the provisions of Sections 7 and 8 of the Original Agreement;

     (b) you were granted 10,000 five year stock options on October 1, 1997 with an exercise price of $3.95 per share in fulfillment of the provisions of Section 4 of the Original Agreement;

     (c) you were granted a further 20,000 five year stock options on August 12, 1998 with an exercise price of $3.05 per share; and

     (d) you were granted a further 70,000 five year stock options on July 6, 2001 with an exercise price of $3.60 per share.

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Richard Flanagan                                         PERSONAL & CONFIDENTIAL
July 23, 2001                          4


If you are in agreement with the foregoing, please indicate the acceptance of the above by signing the attached duplicate copy of this letter where indicated below and returning it to me within two (2) weeks from the date hereof.

DRAXIS HEALTH INC.



Per: /s/ Martin Barkin
    ----------------------------------------
     Dr. Martin Barkin, President and CEO

                         ACKNOWLEDGEMENT AND ACCEPTANCE

DATED this   23rd   day of     August        , 2001.
          ----------      -------------------


                                            /s/ Richard J. Flanagan
-----------------------------------         ------------------------------------
WITNESS                                            RICHARD J. FLANAGAN

MB/ol
Attachment
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Exhibit 1 - Original Agreement dated October 1, 1997

c.   Douglas M. Parker
     Jim Garner
     Jack Carter